UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):     June 6, 2013

 Oak Ridge Financial Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

 North Carolina

(State or Other Jurisdiction of Incorporation)

000-52640	20-8550086
(Commission File No.)	(IRS Employer Identification No.)

2211 Oak Ridge Road, Oak Ridge, North Carolina	27310
(Address of Principal Executive Offices)	(Zip Code)

(336) 644-9944	(336) 644-9944 FREE

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Oak Ridge Financial Services, Inc.

INDEX

Page
Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07.   Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders’ Meeting – June 6, 2013

(b)	Directors elected at the meeting are as follows: Manuel L. Perkins and John S. Olmsted

At the June 6, 2013 Annual Shareholders’ Meeting the following items were submitted to a vote of shareholders:

1)	Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-votes
Manuel L. Perkins	653,307	-	116,507	628,667
John S. Olmsted	671,542	-	98,272	628,667

2)	Participation in advisory (non-binding) vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For – 616,306; Votes Against – 121,942; Votes Abstained – 31,566; Broker Non-votes – 628,667

3)

To vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s named executive officers.

Votes for one year – 405,237; Votes for two years – 47,132; Votes for three years – 301,099; Votes abstained – 16,346; Broker Non-votes – 628,667

4)	Ratification of appointment of Independent Registered Public Accountants – Elliott Davis, PLLC

Votes For – 1,363,402; Votes Against – 4,903; Votes Abstained – 30,176; Broker Non-votes – 0

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Date: July 11, 2013	By:	/s/ Thomas W. Wayne
Thomas W. Wayne
Secretary and Chief Financial Officer

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